DELAWARE GROUP EQUITY FUNDS II

Registration No. 811-00750
FORM N-SAR
Semi-Annual Period Ended May 31, 2012

SUB-ITEM 77M: Mergers

During the period ended May 31, 2012, Delaware Value(r) Fund, a series of Delaware Group
Equity Funds II, acquired all of the assets of Delaware Large Cap Value Fund, a series of
Delaware Group Equity Funds II, an open-end investment company, in exchange for the shares of the Delaware Value(r) Fund pursuant to a Plan of Reorganization. Please see the semiannual shareholder report dated May 31, 2012 for more information.

Exhibit Reference

77.Q.1(e).1 Investment Management Agreement (January 4, 2010) by and between
Delaware Group Equity Funds II and Delaware Management Company, a
series of Delaware Management Business Trust, attached as Exhibit.

77.Q.1(e).2 Amendment No. 1 to Exhibit A of the Investment Management Agreement
(January 4, 2010) between Delaware Group Equity Funds II and Delaware
Management Company, a series of Delaware Management Business Trust, dated May 12, 2012, attached as Exhibit.

77.Q.1(g) Plan of Reorganization, on behalf of Delaware Value(r) Fund and Delaware
Large Cap Value, each a series of Delaware Group Equity Funds II, dated
February 8, 2012, attached as Exhibit.
WS: MFG_Philadelphia: 861854: v1
WS: MFG_Philadelphia: 861854: v1